SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2017

SPYR, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 33-20111	75-2636283 (I.R.S. Employer Identification Number)

(Address of Principal Executive Offices and Zip Code)

4643 South Ulster Street, Suite 1510

Regency Plaza

Denver Colorado 80237

(303) 991-8000

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(a)(b) On November 27, 2017, the Registrant amended a Revolving Credit Loan Agreement and a Revolving Credit Master Note (“Amended Agreement”) with Berkshire Capital Management Co., Inc. (“Berkshire”), previously disclosed on Form 8-K filed on September 6, 2017. The parties to the Amended Agreement are the Registrant and Berkshire, a corporation formed and operating under the laws of the State of Delaware. A material relationship exists between the Registrant and Berkshire, as Berkshire’s President, Mr. Joseph Fiore, is also the Registrant’s director and treasurer.

The Registrant and Berkshire previously agreed to establish a revolving credit facility in favor of the Registrant in the maximum amount of five hundred thousand dollars ($500,000.00), with interest on amounts due calculated at 6% per annum. The Registrant agreed to repay outstanding principal and interest by February 28, 2018. As security for funds lent to the Registrant, the Registrant agreed to a security agreement providing Berkshire with a first lien on the Registrant’s assets, and those of the Registrant’s wholly owned subsidiary, SPYR APPS, LLC.

The Amended Agreement increased the maximum amount of the revolving credit facility from five hundred thousand dollars ($500,000.00) to one million dollars ($1,000,000). The remainder of the terms remain in full force and effect.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number	Description
10.1	First Amendment to Revolving Credit Loan Agreement
10.2	First Amendment to Revolving Credit Master Note
10.3	First Amendment to Uniform Commercial Code – Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYR, INC. (Registrant)

Date November 29, 2017

By:/s/ James R. Thompson

Chief Executive Officer

President

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